As filed with the Securities and Exchange Commission on August 1, 2002
                                                   Registration No. 333-[_____]
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                                   Oneida Ltd.
               (Exact name of issuer as specified in its charter)

            New York                                            15-0405700
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                             163-181 Kenwood Avenue
                             Oneida, New York 13421
          (Address of principal executive offices, including zip code)

                    ONEIDA LTD. EMPLOYEE STOCK OWNERSHIP PLAN
                       ONEIDA LTD. 2002 STOCK OPTION PLAN
                    ONEIDA LTD. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)
                           ---------------------------

                             Catherine H. Suttmeier
             Corporate Vice President, Secretary and General Counsel
                                   Oneida Ltd.
                             163-181 Kenwood Avenue
                             Oneida, New York 13421
                                 (315) 361-3636
            (Name, address and telephone number of agent for service)
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------- -------------------- -------------------- ---------------------- ----------------------
                                                    Proposed maximum      Proposed maximum
    Title of securities          Amount to be        offering price           aggregate              Amount of
      to be registered            registered (1)       per share (2)        offering price        registration fee
----------------------------- -------------------- -------------------- ---------------------- ----------------------
Common Stock, par value
$1.00 per share
----------------------------- -------------------- -------------------- ---------------------- ----------------------
Oneida Ltd. Employee Stock
Ownership Plan                     1,700,000 (3)         $14.75              $25,075,000             $2,306.90
----------------------------- -------------------- -------------------- ---------------------- ----------------------
Oneida Ltd. 2002 Stock
Option Plan                        1,357,000             $14.75              $20,015,750             $1,841.45
                              -------------------- -------------------- ---------------------- ----------------------
                                     343,000             $18.17               $6,232,310               $573.37
----------------------------- -------------------- -------------------- ---------------------- ----------------------
Oneida Ltd. Employee Stock
Purchase Plan (4)                    500,000 (5)         $14.75               $7,375,000               $678.50
----------------------------- -------------------- -------------------- ---------------------- ----------------------
           TOTAL                   3,700,000                                 $58,698,060             $5,400.22
----------------------------- -------------------- -------------------- ---------------------- ----------------------


---------------------------

(1) This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of common stock, par value $1.00 per share (the "Common Stock"), of Oneida Ltd. (the "Registrant"), which become issuable under the Oneida Ltd. Employee Stock Ownership Plan (the "ESOP"), the Oneida Ltd. 2002 Stock Option Plan (the "Option Plan") and the Oneida Ltd. Employee Stock Purchase Plan (the "ESPP", together with the ESOP and the Option Plan, the "Plans") being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the registration fee. Estimate based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on July 25, 2002 for all shares of Common Stock registered on this Registration Statement, except that stock options to purchase 343,000 shares of Common Stock at a fixed price of $18.17 have been granted under the Option Plan as of this date of this Registration Statement.

(3) Pursuant to Rule 416(c) of the Securities Act, this Registration Statement also serves to register an indeterminate amount of interests in the ESOP.

(4) The Registrant has previously filed registration statements for the ESPP on Forms S-8 under File Nos. 2-84304, 33-37565 and 333-10795 with the Securities Exchange Commission (the "Commission"). This Registration Statement serves to register 500,000 additional shares of Common Stock for issuance under the ESPP.

(5) Pursuant to Rule 416(c) of the Securities Act, this Registration Statement also serves to register an indeterminate amount of interests in the ESPP.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

Item 2.  Registrant Information and Employee Plan Annual Information.*






------------------------------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed with the Commission are incorporated as of their respective dates in this Registration Statement by reference.

          (a) The Registrant's Annual Report on Form 10-K (No. 001-05452), filed with the Commission on April 26, 2002, which includes audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

          (b) The Registrant's Quarterly Report on Form 10-Q (No. 001-05452), filed with the Commission on June 11, 2002; and

          (c) The description of the Common Stock contained in the Registrant's report on Form 8-K, filed with the Commission on October 28, 1998.

          All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not required.

Item 5.  Interests of Named Experts and Counsel.

         The legal opinion attached to this Registration Statement as Exhibit 5 was issued by Catherine H. Suttmeier. Ms. Suttmeier is Corporate Vice President, Secretary, Director and General Counsel of the Registrant. Ms. Suttmeier has the following interests in the registration of Common Stock pursuant to this Registration Statement:

          (a) Under the ESOP, Ms. Suttmeier holds 4,493.822 shares of Common Stock;

          (b) Under the ESPP, Ms. Suttmeier is entitled to purchase 964 shares of Common Stock at a price equal to the lesser of $17.24 or 90% of the fair market value of the Common Stock on the exercise date; and

          (c) Under the Option Plan, Ms. Suttmeier holds unexercised stock options to purchase 20,000 shares of Common Stock at an exercise price of $18.17.

Item 6.  Indemnification of Directors and Officers.

          (a) Sections 721 through 726 of the New York Business Corporation Law (the "NYBCL") provide for indemnification of directors and officers. The NYBCL permits the Registrant to indemnify its directors and officers, who are made, or threatened to be made, a party to an action or proceeding, whether criminal, civil or derivative, against judgments, fines, amounts paid in settlements and reasonable expenses if such director acted in good faith for a purpose that he or she reasonably believed to be in the best interest of the Registrant and, in criminal actions or proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to derivative actions, however, no indemnification is permitted to such directors and officers for (1) any threatened or pending action that is settled or disposed of or (2) any claim, issue or matter where such person is found liable to the Registrant unless a court determines that such person is fairly and reasonably entitled to full or partial indemnity.

          Notwithstanding the failure of the Registrant to provide indemnification and despite any contrary resolution of the Registrant's Board of Directors or shareholders, indemnification will be awarded by a court to the extent permissible by statute.

          Under the NYBCL, expenses may be advanced upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts in the event that he or she is ultimately found not to be entitled to indemnification. The advance is conditioned only upon receipt of the undertaking and not upon a finding that the officer or director has met the applicable indemnity standards. In addition, the Registrant has the authority to purchase and maintain directors' and officers' indemnification insurance.

          Section 402 of the NYBCL permits the Registrant to include in its certificate of incorporation provisions eliminating the personal liability of directors to the Registrant or its shareholders for any breach of duty in such capacity unless a judgment or final adjudication adverse to the director that his acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law or that he personally gained a financial profit or other advantage to which he was not legally entitled or his acts violated
Section 719 of the NYBCL.

         (b) The Restated Certificate of Incorporation of the Registrant contains a provision stating that, to the extent not expressly prohibited by the NYBCL, no director of the Registrant will be personally liable to the Registrant and its shareholders for damages for any breach of duty in his or her capacity as a director.

         (c) The Amended and Restated By-laws of the Registrant provides that, to the extent not expressly prohibited by the NYBCL, the Registrant will indemnify its directors and officers who are made, or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of such position held with the Registrant, unless (1) such director's or officer's actions were (i) in bad faith or committed with active and deliberate dishonesty and (ii) material to the cause of action on which such proceeding was based or
(2) he or she personally gained a financial profit or other advantage to which he or she was not legally entitled. Such indemnification applies to any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred, or any appeal. No indemnification applies, however, to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Registrant has given its prior consent.

        (d) The Registrant carries directors' and officers' insurance which covers its directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers of the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit list beginning on page 9.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                       (2) That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneida, State of New York on the 31st day of July, 2002.



                                  ONEIDA LTD.
                                  (Registrant)


                                  By:    /s/ Peter J. Kallet
                                       ------------------------------------
                                  Name:   Peter J. Kallet
                                  Title:  Chairman of the Board, President
                                          and Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENT, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Peter J. Kallet and Gregg R. Denny as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 31 day of July, 2002.

         Signature                           Capacity



/s/ Peter J. Kallet              Chairman of the Board,  President,  Chief
-----------------------          Executive Officer and Director
Peter J. Kalletr

/s/ Gregg R. Denny                Chief Financial Officer
-----------------------
Gregg R. Denny

/s/ Thomas A. Fetzner             Vice President and Corporate Controller
-----------------------
Thomas A. Fetzner

/s/ William F. Allyn              Director
-----------------------
William F. Allyn

-----------------------           Director
R. Quintus Anderson

/s/ Georgia S. Derrico            Director
-----------------------
Georgia S. Derrico

/s/ J. Peter Fobare               Director
-----------------------
J. Peter Fobare

/s/ Gregory M. Harden             Director
-----------------------
Gregory M. Harden

-----------------------           Director
Whitney D. Pidot

/s/ Catherine H. Suttmeier        Director
--------------------------
Catherine H. Suttmeier

/s/ William M. Tuck               Director
--------------------------
William M. Tuck

                                  EXHIBIT INDEX


      Number               Title of Exhibit
      ------               ----------------
      4.1                  Restated Certificate of Incorporation of
                           Oneida Ltd. (incorporated herein by reference to Exhibit 3(i) to the Registrant's Form 10-K
                           (No. 001-05452), filed with the Commission on April 27, 2000).

      4.2                  Amended and Restated By-Laws of Oneida Ltd.
                           (incorporated herein by reference to Exhibit 3(ii) to the Registrant's Form 10-K (No. 001-05452), filed with the Commission on April 27, 2000).

      4.3 Oneida Ltd. 2002 Stock Option Plan (incorporated herein by reference to Exhibit A to the Registrant's Proxy Statement (No. 001-05452), filed with the Commission on April 26, 2002).

      *4.4                 Oneida Ltd. Employee Stock Ownership Plan.

      *4.5                 Oneida Ltd. Employee Stock Purchase Plan.

      *5 Opinion of Catherine H. Suttmeier, General Counsel of the Registrant, regarding the legality of the securities being offered hereby.

      *23.1                Consent of PricewaterhouseCoopers LLP,
                           Independent Accountants.

      *23.2 Consent of Catherine H. Suttmeier, General Counsel of the Registrant (contained in Exhibit 5).

      *24 Power of Attorney (included as part of the signature page to this Registration
                           Statement).



-----------------------------
*  Filed herewith.